Exhibit 32
CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
     The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of SMART Modular Technologies (WWH), Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Iain MacKenzie, the Chief Executive Officer and Jack A. Pacheco, the Chief Financial Officer of SMART Modular Technologies (WWH), Inc., each certifies that, to the best of his knowledge:
     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SMART Modular Technologies (WWH), Inc.
Date: March 30, 2007

/s/ Iain MacKenzie
Name:	Iain MacKenzie
Title:	Chief Executive Officer, President and Director

/s/ Jack A. Pacheco
Name:	Jack A. Pacheco
Title:	Chief Financial Officer and Senior Vice President